UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 22, 2006
ALPHARMA INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8593	22-2095212

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Executive Drive Fort Lee, New Jersey	07024

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number including area code (201) 947-7774
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On November 22, 2006, Alpharma, Inc., a Delaware corporation (the “Company”), issued a press release announcing that the Company’s board of directors has approved the adoption of a public shareholder protection plan (“shareholder plan”) which provides for the right, exercisable by the holders of the shares (other than the Acquiring Person, as defined in the shareholder plan), to purchase shares of a new series of preferred stock in the event the holders of the company’s Class B shares take certain actions which could impact the value of the Company’s Class A shares unless such action is approved by both directors of the Company independent of the Class B shareholders and a majority of the votes of the independent shareholders.
     The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     The press release should be read together with the information contained in the reports that the Company files with the Securities and Exchange Commission.
     This information is being furnished under Items 7.01 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 22, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2006	ALPHARMA INC.
	By:	/s/ Jeffrey S. Campbell
	Name:	Jeffrey S. Campbell
	Title:	Vice President, Finance and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release issued by the Company on November 22, 2006.